EXHIBIT 99.1
                                                                ------------
                         Questar Assessment, Inc.
                          4 Hardscrabble Heights
                         Brewster, NY  10509-0382


For further Information:

At Questar Assessment:                  At The Investor Relations Company:
Andrew L. Simon, President & CEO        Tad Gage or Woody Wallace
845-277-8100                            (312) 245-2700
asimon@questarai.com                    tirc@tirc.com

FOR IMMEDIATE RELEASE


                QUESTAR ASSESSMENT REPORTS STRONG REVENUE AND EBITDA
                         FOR THIRD QUARTER AND NINE MONTHS

     *   Revenues Increase in Third Quarter and Nine Months Due to Acquisition
     *   EBITDA Grows in Third Quarter, and to $7.3 Million for Nine Months
     *   Third Quarter and Nine Months Fully Diluted EPS Up to 12 Cents and
         39 Cents, Respectively

Brewster, New York, September 17, 2007 - Questar Assessment, Inc. (OTCBB:
QUSA) today reported sharp increases in revenue, EBITDA * (earnings before interest, taxes, depreciation and amortization) and net income for the third quarter and nine months of fiscal 2007. Revenues in the third quarter ended July 31, 2007 increased 53% to $13.1 million from $8.5 million in the third quarter of 2006. Revenues for the nine months increased 158% to $38.9 million from $15.1 million for the comparable period in 2006. Net income in the third quarter increased 34% to $616,564, or 12 cents per diluted share on 5,310,662 shares outstanding from $461,084 or 9 cents per diluted share on 5,009,645 shares in the third quarter of 2006. Net income for the nine months increased to $2,032,003 or 39 cents per diluted share on 5,268,223 shares outstanding from $8,752 or 0 cents per diluted share on 5,007,338 shares outstanding for the comparable period in 2006. EBITDA rose to $2.2 million in the quarter and $7.3 million for the nine months.

     * - EBITDA is not a measure of financial performance under accounting principles generally accepted in the U.S. or by GAAP, and should not be considered an alternative to net income, or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or a measure of liquidity.

Effective May 31, 2006, the Company acquired the larger Questar
Educational Systems, Inc.   Revenue increased 6.6% to $38.9 million for
the nine months from a pro forma amount of $36.5 million for the nine months ended July 31, 2006. Revenue increased 2% for the third quarter to $13.1 million from pro forma amount of $12.8 million in the comparative quarter.

"Our third-quarter and nine-month results demonstrate positive year-over-year comparisons on both an actual and pro forma basis despite the fact that certain Questar Educational Systems projects concluded at the end of June 2007," said Andrew L. Simon, President and CEO. "Since our due diligence during the QES acquisition we have been aware that certain acquired projects would be concluding. Thus we have been aggressively deploying resources to our business development group to compensate. We have had some success in winning new projects. Since last year we have added over $35 million in new contracts to our revenue backlog for 2008-2011. However, it may be difficult for the next several quarters to compare positively over this year's revenue performance. On a positive note the pipeline for new opportunities is strong in the number of opportunities and their relative revenue volume. Thus we remain confident that we will successfully replace the projects that have concluded," Simon added.

The chief executive further stated: "We achieved strong net income during the third quarter despite the fact that we amortized $650,000 in non-cash cost due to the recognition of certain intangible value associated with QES customer contracts. This amortization expense reduced third-quarter fully diluted earnings per share by $.07. That is why, as we have previously discussed, we believe the best indicator of our financial performance is EBITDA"

PRO FORMA EBITDA RESULTS (beginning of the earliest reporting period -
----------------------------------------------------------------------
November 1, 2005)
-----------------

On a comparative pro forma basis, after giving effect to the Questar acquisition as of the earliest reporting period November 1, 2005, EBITDA increased to $2.2 million in the quarter from a pro forma of approximately $1.7 million in the third quarter of last year. For the nine months, EBITDA increased to $7.3 million from a pro forma EBITDA of $6.4 million in the comparable period. EBITDA per fully diluted share for the third quarter rose to $.41 versus a pro forma $.34 for the third quarter a year earlier. For the nine months, EBITDA per fully diluted share rose to $1.38 versus a pro forma $1.28 in the comparable period.

GROSS MARGINS / OVERHEAD COSTS
------------------------------

"Gross margin in the second quarter amounted to 46%," Simon reported. "This was lower than the previous quarter's albeit in line with both our forecast for the period and target gross margins. Gross margin for the nine months totaled just shy of 50%. Overhead costs as a percentage of revenue were up slightly, although in absolute dollars lower than in the previous quarter's as third quarter revenues ran a little under second quarter's. We do not expect any significant change in the near future for our total overhead costs when compared with the period just past," Simon stated.

ADDITIONAL MANAGEMENT COMMENTS
------------------------------

Simon concluded: "Our financial performance so far this year has been very good. Our business is seasonal, coinciding with the school year and thus our prime earnings periods are the second and third quarters. So, it is vital that we perform at a high operational level to ensure the successful completion of all project related work but also in a manner that delivers the financial results our investors appreciate." Simon further added, "June 1, 2007 marked the one-year anniversary of the Questar Educational Systems acquisition by Questar Assessment (formerly Touchstone Applied Science Associates). We have accomplished much during that period, but we still have work to do. We remain focused on two specific business development tasks - first, forming deeper relationships with our existing clients and, second, aggressively seeking new opportunities with states and districts that have yet to engage our new, expanded organization. This second task is already beginning to show results as we have added several new state-wide assessment contracts where we had previously not had relationships."

CONFERENCE CALL Monday September 17, 2007 at 11:00 a.m. EDT
Management will host a conference call this morning to discuss third quarter fiscal 2007 results. The call is scheduled to begin at 11:00 a.m. EDT. Participants may dial: 1-877-407-4018 or 1-201-689-8471 for the live call. The call will also be webcast live and archived for three months. The web cast can be accessed at: http://viavid.net/dce.aspx?sid=00003BF5

ABOUT QUESTAR ASSESSMENT, INC. (formerly TASA)
Questar Assessment, Inc. headquartered in Brewster, N.Y., offers a comprehensive suite of educational assessment solutions to states, schools, school districts and to third parties. As one of the nation's leading providers, Questar provides products and services that range from test design, development, calibration, and psychometric services through print production, distribution, scanning, scoring, reporting, and data analysis services. To meet the requirements in electronic assessment, Questar offers on-line testing services to schools and educational entities in the K-12 market as well as customized assessment engines for curriculum providers. For more information, visit the company's new website at www.questarai.com.

Statements contained in this release that are not historical facts are "forward-looking" statements as contemplated by the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are subject to risks and uncertainties, which are enumerated in the company's reports filed with The Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from those projected or implied in the forward-looking statements.

                           Tables Follow ...

              QUESTAR ASSESSMENT, INC. AND SUBSIDIARIES
                      Unaudited Financial Results

                CONDENSED CONSOLIDATED BALANCE SHEETS





                                                 July 31,          October 31,
                                                   2007               2006
                                                   ----               ----
                                                (Unaudited)

ASSETS
------

Current assets:
 Cash and cash equivalents                     $ 1,607,474         $ 789,288
 Restricted cash                                    45,596            20,307
 Accounts receivable, net of allowance
 for doubtful accounts of $33,000               10,176,384         8,611,587
 Inventories - net of reserve (Note 1)             348,864           545,362
 Prepaid expenses and other current assets         683,244           496,509
 Deferred income taxes                             414,776           364,031
                                               -----------        ----------

     Total current assets                       13,276,338        10,827,084


Property and equipment - net of
 accumulated depreciation of $1,922,000
 and $1,013,000, respectively                    3,761,398         3,734,227


Other assets:
 Test passage bank and test development,
  net of accumulated amortization of
  $4,722,000 and $4,509,000, respectively        2,523,230         2,335,670
 Non-compete agreements, net of
  accumulated amortization of $123,000
  and $44,000, respectively                        236,745           315,659
 Customer contracts, net of accumulated
  amortization of $2,261,000
  and $377,000, respectively                     2,238,695         4,122,678
 Goodwill                                       13,199,084        13,647,586
 Deferred income taxes                             941,372         1,325,379
 Other assets                                      293,963           349,832
                                               -----------       -----------

     Total assets                              $36,470,825       $36,658,115
                                               ===========       ===========

                                                 July 31,          October 31,
                                                   2007               2006
                                                   ----               ----
                                                (Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
 Revolving credit agreement                    $        --        $1,774,819
 Current maturities of long-term debt            1,813,913         1,459,502
 Accounts payable                                1,952,324         2,794,301
 Income tax payable                              1,230,514           204,319
 Accrued expenses                                2,471,998         1,996,161
 Billings in excess of costs                            --           470,490
 Deferred gain on sale of building -
  current portion                                  125,438           125,438
                                               -----------        ----------

     Total current liabilities                   7,594,187         8,825,030


Long-term debt:
 Long-term debt, less current maturities        11,011,207        12,405,735
 Interest rate swap agreement                       41,772            77,155
 Deferred gain on sale of building, net
  of current portion                               616,739           710,817
                                               -----------        ----------

     Total liabilities                          19,263,905        22,018,737
                                               -----------        ----------

Commitments and contingencies

Stockholders' equity:
 Preferred stock, $.0001 par value,
  5,000,000 shares authorized; 1,888,888
  shares issued and outstanding                        189               189
 Common stock, $.0001 par value,
  20,000,000 shares authorized;
  3,084,443 and 2,946,047 shares issued
  and outstanding, respectively                        308               295
 Additional paid-in capital                     15,604,562        15,069,034
 Retained earnings (deficit)                     1,601,861          (430,140)
                                               -----------       -----------

     Total stockholders' equity                 17,206,920        14,639,378
                                               -----------       -----------

Total liabilities and stockholders' equity     $36,470,825       $36,658,115
                                               ===========       ===========

              QUESTAR ASSESSMENT, INC. AND SUBSIDIARIES

       CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)



                                  Nine Months Ended    Nine Months Ended     Three Months Ended      Three Months Ended
                                  -----------------    -----------------     ------------------      ------------------
                                    July 31, 2007        July 31, 2006          July 31, 2007           July 31, 2006
                                    -------------        -------------          -------------          --------------
                                                      (Restated - Note 1)                           (Restated - Note 1)


Net revenue earned                  $38,873,491          $15,097,954            $13,082,315             $8,542,237

Cost of goods sold                   19,566,783            8,498,438              7,100,858              4,265,846
                                    -----------          -----------            -----------             ----------

Gross profit                         19,306,708            6,599,516              5,981,457              4,276,391
                                    -----------          -----------            -----------             ----------

Operating expenses:
 Selling                              1,864,138            1,408,849                666,641                515,897
 Depreciation and amortization        2,925,328              212,985                969,082                 92,270
 General and administrative          10,399,369            4,706,781              3,208,712              2,653,541
                                    -----------          -----------            -----------             ----------

Total operating expenses             15,188,835            6,328,615              4,844,435              3,261,708
                                    -----------          -----------            -----------             ----------

Income from operations                4,117,873              270,901              1,137,022              1,014,683

Other income (expense):
 Gain on sale of assets/leaseback
  of building                           126,715               94,079                 31,360                 31,359
 Interest income                         13,019                5,139                  9,385                    361
 Interest expense                      (754,421)            (248,499)              (238,611)              (201,459)
                                    -----------          -----------            -----------             ----------

Income before income taxes            3,503,186              121,620                939,156                844,944

Income tax provision                  1,471,183              112,868                322,592                383,860
                                    -----------          -----------            -----------             ----------

Net income                          $ 2,032,003          $     8,752            $   616,564             $  461,084
                                    ===========          ===========            ===========             ==========


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